united states
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2020

INPHI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-34942 (Commission File Number)	77-0557980 (I.R.S. Employer Identification No.)

2953 Bunker Hill Lane, Suite 300
Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)

(408) 217-7300
(Registrant’s telephone number,
including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IPHI	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07     Submission of Matters to a Vote of Security Holders.

Inphi Corporation (the “Company”) held its 2020 Annual Meeting of Stockholders on May 21, 2020 (the “Annual Meeting”). There were 46,151,885 shares of common stock entitled to vote at the Annual Meeting, of which 42,650,190 (92%) shares were voted in person or by proxy. The Company’s stockholders voted upon and approved the following proposals at the Annual Meeting:

Proposal 1: The election of three Class I directors named below to hold office until the Company’s 2023 annual meeting of stockholders or until they resign, are removed or their successors are duly elected and qualified:

	For	Withheld	Broker Non-Votes
Nicholas E. Brathwaite	35,024,614	4,011,913	3,613,663
Dr. David E. Liddle	38,669,016	367,511	3,613,663
Dr. Bruce M. McWilliams	35,077,234	3,959,293	3,613,663

Proposal 2: An advisory vote to approve executive compensation:

For	Against	Abstain	Broker Non-Votes
35,664,876	3,359,804	11,847	3,613,663

Proposal 3: Amendment to and Restatement of the Company’s 2010 Stock Incentive Plan:

For	Against	Abstain	Broker Non-Votes
27,503,956	11,523,175	9,396	3.613,663

Proposal 4: The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2020:

For	Against	Abstain	Broker Non-Votes
42,325,880	312,292	12,018	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 27, 2020	INPHI CORPORATION

By:/s/ Richard T. Ogawa
Richard T. Ogawa General Counsel